Exhibit 99.1

Sino Agro Food, Inc. Reports FY 2014 Audited Results

Record Annual Revenue of $404.3M Increases 55%

Record Net Profit of $92.1M increases 24%; EPS of $5.56

Fourth Quarter Revenue of $109.2M increases 34%

Company Secures $25M in New U.S. Funded Loans

April 1, 2015

GUANGZHOU, China-- Sino Agro Food, Inc. (OTCQB: SIAF) today announced record revenue of $404.3M for its consolidated and audited fiscal year (“FY”) 2014 results, ending December 31, 2014. Revenue in the fourth quarter totaled $109.2M. Annual gross profit, net income, and diluted earnings per share (“EPS”) for 2014 were $129.3M, $92.1M, and $5.56 per share, respectively.

Sino Agro Food, Inc. (also referred to herein as “SIAF” or the “Company”) is an integrated, diversified agriculture technology and organic food company with principal operations as primary producer, processor, and marketer of protein foods in the People’s Republic of China (“PRC”).

The Company achieved the following annual results, comparing 2014 to 2013:

Consolidated Financial Summary: Year Ended December 31, 2014 (FY 2014)
	FY 2014	FY 2013	Change
Revenue	$404,334,373	$261,425,813	55%
Gross Profit	$129,338,821	$101,531,150	27%
Net Income	$92,064,610	$74,206,527	24%
Diluted EPS	$5.56	$5.76	- 4%
Stockholders’ Equity	$399,647,082	$291,264,907	37%

Audited Consolidated Annual Results

Revenue

Total revenue for FY 2014 amounted to $404,334,373, representing a 55% increase over revenue of $261,425,813 in FY 2013.

Total revenue for fiscal year 2014 was comprised of:

1)	Sale of goods of $322,654,081, a 55% increase over 2013 revenue of $208,614,041,

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2)	Consulting and services revenue of $80,112,541, a 57% increase over 2013 revenue of $51,179,311, and

3)	Commission and management fees of $1,567,751, a 4% decrease from 2013 revenue of $1,632,461.

Revenue from sale of goods accounted for 79.8% of total revenue, with consulting and services 19.8%, and commissions and management fees the remaining .4%.

Financial highlights by business segment follow:

Category	FY 2014	FY 2013	Change ($)	Change (%)

Fishery (CA)	$182,526,195	$109,059,105	$73,467,090	67%
Plantation (JHST)	$11,086,275	$22,814,476	($11,728,201)	(51%)
Organic Fertilizer (SJAP/HSA)	$122,041,511	$73,718,075	$48,323,436	66%
Cattle Farm (MEIJI)	$32,891,161	$24,792,014	$8,099,147	33%
Corporate/Other (SIAF)	$55,789,231	$31,042,143	$24,747,088	56%

Total	$404,334,373	$261,425,813	$142,908,560	55%

Cost of Goods

Cost of goods totaled $274,995,552 in FY 2014: $230,753,652 for sale of goods and $44,241,900 for services.

Corresponding numbers in FY 2013 were $159,894,663 (total), $139,346,055 (from sale of goods), and $20,458,608 (services).

Gross Profit

Gross profit increased by $27,807,671 or 27% to $129,338,821 for FY 2014 from $101,531,150 for FY 2013.

Gross profit from sale of goods increased by $22,632,443, or 33% to $91,900,429 in FY 2014 from $69,267,986 in FY 2013. Gross profit from consulting services increased by $5,175,228 or 16% to $37,438,392 in FY 2014 from $32,263,164 in FY 2013.

Sale of goods contributed (71%) of gross profit, with the remaining 29% from consulting services.

Division Operation Performance and Developments

Fishery Division

Revenue from the fishery division totaled $182,526,195 for FY 2014, 45% of total revenue and an increase of 67% over FY 2013. Sale of goods accounted for 58% of the division total, and 42% were derived from consulting services, commissions, and management fees. Gross profits totaled $66,213,780 in FY 2014, an increase of $21,822,199, or 49% over FY 2013.

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Revenue from consulting, services, and management fees increased by $40,054,183, or 109%, from $36,696,125 in FY 2013 to $76,750,308 in FY 2014. The increase is mainly due to the large scale of the Zhongshan New Prawn Project.

Revenue from the sale of goods increased by $33,412,907, or 46% from $72,362,980 in FY 2013 to $105,775,887 for FY 2014. Sale of goods for FY 2014 broke down as follows: eels, $58,854,155, or 56%; prawns, $26,613,535, or 25%; and sleepy cod, $20,308,197, or 19%.

Gross profits from the sale of goods in the fishery division increased by $7,958,327, or 38% from $20,892,504 for FY 2013 to $28,850,831 for FY 2014. Gross profit derived from the sale of eels and prawns were $19,188,948 and $5,204,957, respectively in FY 2014 compared to $12,729,501 and $1,046,268, respectively in FY 2013.

Zhongshan A Power Prawn Culture Farms Development Co. Ltd. (“ZSAPP” or “Prawn Farm 2”):

ZSAPP has made strong progress on its brood stock development program furthered by establishing strategic alliances. ZSAPP contracted with the Research and Development Station owned by the Chinese Government for the best-developed Big Giant Prawn (“BGP”) brood stock in China. It has also contracted with a subsidiary of the CP Group in Thailand for its first batch of Specific Pathogen Free (“SPF”) BGP brood stock during the fourth quarter of 2014.

Due to superior quality of its brood stock, ZSAPP expects to generate 2015 revenue up to $11.8M for BGP fingerling sales alone based on estimated sales of 5M pieces per day for 240 days started in late March. ZSAPP is pursuing similar quality brood stock for Mexican White and Green Prawn varieties. Currently Capital Award earns approximately 10% to 12% in commissions from ZSAPP fingerling sales.

Upon completion of the planned merger and acquisition of Prawn Farm 2 into a Sino Foreign Joint Venture Company targeted for 2016, ZSAPP is expected to contribute up to 30% of Capital Award consolidated financial revenue and profit, excluding revenue from the Zhongshan New Prawn Project.

Zhongshan New Prawn Project (“ZSNP”):

Work continued in Q3 and Q4 focused on the infrastructure to support the first stage of the project’s first phase, targeting capacity production of 10,000 metric tons (“MT”) per year. During Q4, construction began on the first stage of phase one A Power Module (“APM”) tanks with a design capacity of 3,000 MT per year. Even with Chinese New Year and exceptional spring rain, completion of this first modular farm is expected by the end of May, consistent with the originally signed contract. According to plan, the first lot of prawn sales will start in August 2015. Using the Company’s 11th APM design generation, construction of additional designed capacity is ongoing. Improved design will provide better production efficiency and enhance environmentally friendly conditions for prawn sustainability.

HU Plantation Division

Revenue from the HU plantation division (“JHST”) decreased by $11,728,201 or 51% from $22,814,476 in FY 2013 to $11,086,275 in FY 2014. The decrease was primarily due to the year’s very wet season, affecting yield. Regional growers did not contribute fresh flowers for drying this year, substantially lowering the division’s sale of dried flowers.

Sales of dried Immortal Vegetables increased by $2,589,582 or 177% from $1,464,327 in FY 2013 to $4,053,909 in FY 2014.

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Gross profit generated from the HU plantation decreased by $4,961,546 from $12,712,964 for FY 2013 to $7,751,418 for FY 2014. Gross profit margin was 70% in FY 2014 versus 56% in 2013.

There was no harvest of HU plants at all in the fourth quarter, as JHST worked to keep the plants healthy. The Company expects a greatly improved 2015 harvest, when overall supplies are predicted to be short and prices high. If weather conditions are extremely dry as forecast for 2015, the water holding and sprinkler systems JHST installed in the past two years should provide a uniquely advantageous harvest season in the field.

Organic Fertilizer Division

For purposes of segment reporting, the Company consolidates the results from Qinghai Sanjiang A Power Agriculture Co., Ltd. (“SJAP”) and Hunan Shenghua A Power Agriculture Company Ltd. (“HSA”), including sales of beef.

Revenue from organic fertilizer increased by $48,323,436 or 66% from $73,718,075 for FY 2013 to $122,041,511 for F3 2014. Revenue breaks down as follows:

HSA
1) Organic Fertilizer	$ 3,782,970
2) Organic Mixed Fertilizer	$ 16,222,209
HSA Total	$ 20,005,179

SJAP
1) Fertilizer	$ 6,094,793
2) Bulk Livestock Feed	$ 6,248,211
3) Concentrated Livestock Feed	$ 13,351,295
4) Live Cattle	$ 63,133,245
Sub-Total	$ 88,827,545

QZH
1) Slaughter and deboning	$ 548,856
2) Deboning (local)	$ 7,760,595
3) Deboning (imported)	$ 4,899,336
QZH Sub-Total	$ 13,208,787
SJAP Total	$102,036,332
Total	$122,041,511

Gross profit from the division increased by $11,289,564 or 40% from $28,266,187 in FY 2013 to $39,555,751 in FY 2014. The increase was primarily due to the increase in sale of SJAP’s live cattle, HSA’s increase in sale of fertilizer, and QZH’s increase in gross profit from slaughter and deboning operations.

SJAP sold 18,585 head of live cattle in FY 2014, an increase of 9,210, or 98% over FY 2013 sales of 9,375 head. SJAP slaughtered 1,400 head of cattle, and deboned 1,121 metric tons of beef and lamb.

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The Company is targeting natural growth of 10% to 15% per year for concentrated stock feed starting in 2015.

SJAP expects that imported beef will still provide a better profit margin compared to locally processed beef in 2015. As such, management projects slaughter activity to be 2,000 to 3,000 head in 2015, and that sale of live cattle will maintain 2014 levels.

The Company projects the following deboning production in 2015:

1)	Debone locally slaughtered cattle into 720 to 1,150 metric tons of meat.

2)	Debone from 4,000 MT to 6,000 MT of quarter cut beef into 3,120 to 4,680 MT of meat.

Together, these deboning processes are estimated to generate revenue of approximately $40M - $61M in 2015.

During the second half of 2014, SJAP encountered difficulty recruiting skilled deboning workers, affecting its productivity. To address this hurdle and simultaneously scale up its business, a plan is underway to acquire a previous or current State Owned Enterprise (“SOE”) that operates as a deboning and value-added beef facility, employing sufficient skilled workers. SJAP is under current negotiations to acquire one of these facilities. The Company will update shareholders of progress as it occurs.

During the fourth quarter of 2014 Vanguard Corporation (China) acquired Tesco (China), transitioning in new management. The new management team feels that the larger floor space Tesco’s management had agreed to provide SJAP as a condition of their joint venture is now a measure they cannot honor. Largely due to the constraints smaller floor space would have on its bottom line, SJAP requested to withdraw from its commitment, and Vanguard agreed. Sino Agro Food, Inc., SJAP’s mother company is currently assisting SJAP in finalizing a service contract with another internationally known super market chain with outlets in China. The Company will inform shareholders of its progress as it occurs.

In November 2014 the China government reached a treaty with the Australian government to phase out the import tax for Australian imported beef. As Australian beef already enjoys a cost advantage, SIAF is refocusing its future plans for SJAP. While maintaining or growing 2014 production levels as indicated above, management has decided to dramatically increase import of Australian beef, and distribute through its new Shanghai Distribution Center. Meanwhile, SJAP will upgrade its herd of cattle as follows:

1)	Transition from Angus or Simmental cattle to Wagyu cattle that will be fed with concentrated feed for at least 450 days.

2)	Feed the existing two year old Angus and Simmental cattle concentrated feed up to 550 days to improve overall meat quality.

Work is in progress on an application to obtain ISO9000 certification for SJAP’s abattoir and deboning facility, and to obtain “organic” status for SJAP’s own beef products. These are expected to be long processes.

The Company believes that the strategy to increase imports and transition its internal cattle will improve financial returns by offering superior products across a wider value spectrum, each with cost advantages.

At HSA, specially designed fertilizer for lake fish generated increased sales, continuing to produce good economic results for the lake fishermen, thereby further improving demand. During the fourth quarter, construction of cattle houses commenced, anticipating completion in 2015 with a capacity to house 2,000 head of cattle.

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Cattle Farm Division

Revenue from the cattle farm division increased by $15,219,743 or 86% from $17,671,418 for FY 2013 to $32,891,161 for FY 2014. Jiangmen City Hang Mei Cattle Farm Development Co. Ltd. (“JHMC” or “Cattle Farm 1”) sold 7,842 head of live cattle (aromatic) in FY 2014, an increase of 2,245 or 40% from 5,597 head in FY 2013. The revenue increase benefited from sales of more cattle and heavier cattle increasing the average price / head of cattle from $3,157 / head in FY 2013 to $4,194 / head in FY 2014.

Corporate Division (Marketing and Trading)

Revenue in the corporate division for sale of goods increased by $28,812,155 or 131% from $22,047,092 for FY 2013 to $50,859,247 for FY 2014. The increase was primarily due to marketing more imported seafood and newly developed imported beef.

The Company foresees a good year in 2015 for imports resulting from past development work in Madagascar enabling the Company to secure regular and more diverse supplies of seafood, and due to a significantly larger growth rate of importing beef from Australia.

To accommodate this beef import, the Shanghai Distribution Center will be ready for operation in April. The Center is outfitted with state of the art equipment, including a defrosting and aging refrigerator using the latest “Static Electric Refrigeration” technology, which provides a tangible competitive edge. The build out of the Center with this equipment helped to obtain a wholesale supply contract to the Shanghai meat market for up to 50 metric tons of fresh chilled meat per day for two years starting in April 2015. This contract alone exceeds the original targeted Distribution Center production plans for 1,000 metric tons per month.

The Distribution Center is similarly designed and developed with state of the art equipment for wholesale seafood sales, also to commence in the second quarter.

Revenue in the corporate division for consulting and services decreased by $4,065,067 or 45% from $8,995,051 for FY 2013 to $4,929,984 for FY 2014. The decrease is due to a reduction in the pace of restaurant construction. However, a second “Bull” restaurant initiated operations in Xining in November 2014. By February 2015, it was already showing a net profit of 100,000 RMB (approximately $16,000) per month.

Corporate Developments

Solomon Lee, CEO, reflecting on the state of the Company, commented “2014 was a momentous year for Sino Agro Food, Inc. We have proved our operational concepts and business models to provide protein food in China. We have demonstrated commercial success using our unique approaches for cattle and for seafood. This is as easy to appreciate by reviewing our financial metrics, year over year, as it is by eating our food. We accomplished very major milestones in 2014; principally, completing the abattoir at SJAP, readying the new Shanghai Distribution Center, and preparing the Zhongshan New Prawn Project for production.

“We have ambitious plans to scale our businesses to new heights. To do so, we have taken steps, and are taking more steps to fortify our corporate capabilities to further enhance shareholder value.

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“I am gratified that our efforts are being rewarded, as we finally see validation and acceptance across a variety of increasingly reputable and enabling constituents and business partners, including suppliers, customers, consultants, and financial institutions.

“People behind some doors we used to knock on fruitlessly are now knocking on our door.

“We are extending our corporate footprint in Sweden, adding Nordic specific IR/PR capability and having established a valued partnership with Euro China Capital AB in late August 2014. Consequently, in mid-March 2015 we engaged Arctic Securities as advisors with respect to the Company’s future financing plans and activities in the Nordic region. Arctic Securities is a leading Nordic financial advisor, with particular expertise in the seafood sector.

“We continue to pursue relationships with and through our friends in the United States. Also in mid-March we engaged Burnham Securities to provide us further advisory services for future listing plans and financing activities. We believe that Burnham Securities is a leading U.S. underwriter with affiliations with major China-based investment funds.

“The Company is well positioned to fund its growth from internally generated cash flow, which provides baseline growth targets. The opportunities tied to the Company’s facilities and projects already in place, or being put in place are great. The latest financing described below provides a strong measure of flexibility. The pace of growth that may be made available by the new relationships will be modulated to optimize operational scale, balanced by a view toward shareholder value.

“We are very encouraged by recent recognitions of the vitality of our opportunities and the health of our balance sheet, evidenced by the terms and trend of terms of recent offerings.”

New Financing

During March 2015 the Company secured two loans from two reputable financial institutions in the United States. These loans are to be collateralized by stock in the Company.

Principal terms are:

1) Loan amounts:	US$10M on Loan 1; US$15M on Loan 2

2) Disbursement:	Between one week and one month per tranche, depending on the Company’s needs

3) Loan Term:	Three years

4) Interest Rate:	3.5% per annum for Loan 1; 5.0% per annum for Loan 2

5) Repayment of Principal:	Lump sum at maturity

6) Security:	Collateralized with Company shares, secured at 80% loan to value at the previous 3-day average market share price at the time of withdrawal

7) Return of Security:	Within seven days after repayment of principal and outstanding interest (if any)

8) Other clauses:	Including other general loan clauses (i.e., default and penalty interest, etc.)

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Please take the time to read our latest 10-K filing and visit our website, both of which have additional information describing the Company’s businesses.

Earnings Call Information

The Company will host an earnings call on Monday, April 13, 2015 at 10:00 AM EDT to discuss financial results for FY 2014, with questions and answers. To participate in the conference call please use the following information:

SIAF 2014 Fiscal Year Results Call Information
Date: April 13, 2015	Time: 10:00 AM, U.S. Eastern Time
Participant Dialing Instructions:
Toll Free Number: (1-888) 545-0687	Direct Dial Number: (1-630) 691-2764
Conference Code: 8908 994#

An audio replay of the conference call will be made available in the Investor Relations section of the Company’s website.

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Financial Tables

SINO AGRO FOOD, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2014 AND 2013

	2014	2013
		(Restated)
ASSETS
Current assets
Cash and cash equivalents	$3,031,447	$1,327,274
Inventories	45,967,993	8,148,203
Cost and estimated earnings in excess of billings on uncompleted contracts	-	663,296
Deposits and prepaid expenses	75,951,591	51,291,708
Accounts receivable, net of allowance for doubtful accounts	104,503,071	82,057,942
Other receivables	52,305,260	3,782,771
Total current assets	281,759,362	147,271,194
Property and equipment
Property and equipment, net of accumulated depreciation	64,352,975	46,487,058
Construction in progress	69,120,277	59,134,732
Land use rights, net of accumulated amortization	63,322,202	60,705,829
Total property and equipment	196,795,454	166,327,619
Other assets
Goodwill	724,940	724,940
Proprietary technologies, net of accumulated amortization	11,480,298	12,081,470
Long term investment	817,127	-
Temporary deposits paid to entities for investments in Sino joint ventures companies	41,109,708	41,109,708
Total other assets	54,132,073	53,916,118

Total assets	$532,686,889	$367,514,931

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$22,138,835	$11,055,194
Billings in excess of costs and estimated earnings on uncompleted contracts	8,060,580	3,146,956
Due to a director	1,172,059	1,793,768
Series F Non-convertible preferred stock redemption payable	3,146,063	-
Other payables	11,695,982	10,768,786
Short term debts	4,410,727	4,100,377
Bonds payable	1,725,000	-
	52,349,246	30,865,081
Non-current liabilities
Series F Non-convertible preferred stock redemption payable	-	3,146,063
Long term debts	2,306,057	180,417
Bond payables	-	1.725.000
Convertible bond payables	15,803,928	-
	18,109,985	5,051,480

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock: $0.001 par value
(10,000,000 shares authorized, 7,000,100 issued and outstanding as of December 31, 2014 and December 31, 2013, respectively)
Series A preferred stock: $0.001 par value	-	-
(100 shares designated, 100 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively)
Series B convertible preferred stock: $0.001 par value	7,000	7,000
(10,000,000 shares designated, 7,000,000 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively)
Series F Non-convertible preferred stock: $0.001 par value
(1,000,000 shares designated, 0 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively)
Common stock: $0.001 par value	17,162	13,899
(22,727,273 shares authorized, 17,162,716 and 13,899,196 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively)
Additional paid - in capital	121,158,996	105,037,379
Retained earnings	273,261,108	181,196,498
Accumulated other comprehensive income	6,452,816	6,260,131
Treasury stock	(1,250,000)	(1,250,000)
Total Sino Agro Food, Inc. and subsidiaries stockholders' equity	399,647,082	291,264,907
Non - controlling interest	62,580,576	40,333,463
Total stockholders' equity	462,227,658	331,598,370
Total liabilities and stockholders' equity	$532,686,889	$367,514,931

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SINO AGRO FOOD, INC.

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013

Revenue
- Sale of goods	$322,654,081	$208,614,041
- Consulting and service income from development contracts	80,112,541	51,179,311
- Commission and management fee	1,567,751	1,632,461
	404,334,373	261,425,813
Cost of goods sold	(230,753,652)	(139,346,055)
Cost of services	(44,241,900)	(20,548,608)

Gross profit	129,338,821	101,531,150

General and administrative expenses	(15,616,278)	(8,859,777)
Net income from operations	113,722,543	92,671,373

Other income (expenses)

Government grant	537,787	613,678

Other income	443,575	230,840

Gain of extinguishment of debts	270,586	1,318,947

Interest expense	(761,299)	(393,592)

Net income (expenses)	490,649	1,769,873

Net income before income taxes	114,213,192	94,441,246

Provision for income taxes	-	-

Net income	114,213,192	94,441,246
Less: Net (income) loss attributable to the non - controlling interest	(22,148,582)	(20,234,717)
Net income from continuing operations attributable to the Sino Agro Food, Inc. and subsidiaries	92,064,610	74,206,529
Other comprehensive income
Foreign currency translation gain	291,216	3,208,876
Comprehensive income	92,355,826	77,415,405
Less: other comprehensive (income) loss attributable to the non - controlling interest	(98,531)	(817,019)
Comprehensive income attributable to the Sino Agro Food, Inc. and subsidiaries	$92,257,295	$76,598,386

Earnings (loss) per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders:
Basic	$5.81	$6.14
Diluted	$5.56	$5.76

Weighted average number of shares outstanding:
Basic	15,847,496	12,093,973
Diluted	16,554,566	12,872,442

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SINO AGRO FOOD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013

Cash flows from operating activities
Net income for the year	$114,213,192	$94,441,246
Adjustments to reconcile net income from operations to net cash from operations:
Depreciation	2,457,131	1,496,551
Amortization	2,210,257	2,006,146
Gain on extinguishment of debts	(270,586)	(1,318,947)
Loss on disposal of property, plant and equipment	-	136
Common stock issued for services	659,686	405,236
Other amortized cost	906,682	57,278
Changes in operating assets and liabilities:
(Increase) decrease in inventories	(37,819,790)	8,966,552
Decrease in cost and estimated earnings in excess of billings on uncompleted contacts	663,296	356,872
Increase in deposits and prepaid expenses	(23,320,658)	(22,827,646)
Increase (decrease) in due to a director	3,488,291	(1,555,036)
Increase in accounts payable and accrued expenses	11,083,641	5,292,551
Increase in other payables	13,933,571	22,144,941
Increase in accounts receivable	(22,445,129)	(29,069,592)
Increase in billings in excess of costs and estimated earnings on uncompleted contracts	4,913,624	1,673,584
(Increase) decrease in other receivables	(48,522,489)	2,171,477
Net cash provided by operating activities	22,150,719	84,241,349
Cash flows from investing activities
Purchases of property and equipment	(4,003,588)	(7,002,878)
Long term investment	(817,127)	-
Payment for investment in Sino Joint Venture Companies	-	(35,078,923)
Payment for construction in progress	(26,693,530)	(51,226,616)
Net cash used in investing activities	(31,514,245)	(93,308,417)
Cash flows from financing activities
Proceeds from short term debts	4,100,377	4,100,377
Proceeds from long term debts	2,436,193	-
Repayment of short term debts	(4,100,377)	(3,181,927)
Proceeds from bonds payable	-	940,000
Proceeds from convertible bond payables	7,522,450	-
Payment for cancellation of piecemeal shares	(15,951)	-
Dividends paid	-	(951,308)
Net cash provided by financing activities	9,942,692	907,142
Effects on exchange rate changes on cash	1,125,007	1,062,935
Increase (decrease) in cash and cash equivalents	1,704,173	(7,096,991)

Cash and cash equivalents, beginning of year	1,327,274	8,424,265
Cash and cash equivalents, end of year	$3,031,447	$1,327,274

Supplementary disclosures of cash flow information:
Cash paid for interest	$761,299	$393,592

Cash paid for income taxes	$-	$-

Non - cash transactions
Common stock issued for settlement of debts	$12,735,789	$16,711,685
Series B convertible preferred stock cancelled	$-	$(3,000)
Common stock issued for services and employee compensation	$3,319,444	$133,744
Transfer to property and equipment from construction in progress	$14,393,942	$20,726,266
Transfer to land use rights from deposits and prepaid expenses	$4,453,665	$4,404,179
Transfer to property and equipment from deposits and prepaid expenses	$217,264	$308,299
Transfer to construction in progress from deposits and prepaid expenses	$-	$4,141,872
Transfer to proprietary technologies from deposits and prepaid expenses	$-	$4,390,043
Proceeds from convertible bond payable paid to director and applied to operating activities	$4,110,000	$-

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About Sino Agro Food, Inc.

Sino Agro Food, Inc. is an agriculture technology and natural food holding company with principal operations in the People’s Republic of China. The Company acquires and maintains equity stakes in a cohesive portfolio of companies that SIAF forms according to its core mission to produce, distribute, market and sell natural, sustainable protein food and produce, primarily seafood and cattle, to the rapidly growing middle class in China. SIAF provides financial oversight and strategic direction for each company, and for the interoperation between companies. The Company owns or licenses patents, proprietary methods, and other intellectual properties in its areas of expertise. SIAF provides consulting and services to joint venture partners to construct and operate food businesses, primarily producing wholesale protein foods. Further joint ventures market and distribute the wholesale products as part of an overall “farm to table” concept and business strategy.

News and updates about Sino Agro Food, Inc., including key information, are published on the Company’s website (http://www.sinoagrofood.com) and the Company’s Facebook page (www.facebook.com/SinoAgroFoodInc)

Forward Looking Statements

This release may contain forward-looking statements relating to the business of SIAF and its subsidiary companies. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. These statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated, believed, estimated or expected. These risks and uncertainties are described in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF. There is no assurance that future developments affecting SIAF will be those anticipated by SIAF. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

Not a Broker/Dealer or Financial Advisor

Sino Agro Food, Inc. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company’s website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in Sino Agro Food, Inc. Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

Contacts

Peter Grossman

Investor Relations

+1 (775) 901-0344

info@sinoagrofood.com

Sino Agro Food, Inc. Fiscal Year 2014 Press Release	Page 13